Exhibit 99.1



FOR IMMEDIATE RELEASE

              COMMSCOPE EXPECTS AT&T FOURTH QUARTER SLOWDOWN;

                     REAFFIRMS FOURTH QUARTER GUIDANCE
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     HICKORY, NC, NOVEMBER 24, 2000 - CommScope, Inc. (NYSE: CTV) announced today that it has been notified by AT&T Broadband that AT&T will not accept product deliveries under open purchase orders from many of its suppliers, including CommScope, for the balance of this year. While an AT&T slowdown will have some negative effect, CommScope does not expect this event to change its previously provided overall fourth quarter earnings guidance.

     "AT&T has advised us and others that it has excess inventories for many of their materials and is correcting the situation by this action," said Frank M. Drendel, CommScope's Chairman and Chief Executive Officer. "We have offered our cooperation in this regard and have been advised by AT&T that they expect to begin accepting deliveries by mid-January of next year.

     "We are not changing our fourth quarter guidance because we have been shipping at stronger than expected levels to this point in this quarter," Drendel commented. "We now expect shipments to slow over the remainder of the fourth quarter." In CommScope's October 23, 2000, third quarter earnings press release and conference call, it gave guidance that it expects year-over-year sales growth in the mid-teens and diluted earnings per share in the $0.40-$0.44 range for the fourth quarter ending December 31, 2000.

     "Orders, including orders from AT&T, have been less than anticipated thus far in the fourth quarter," Drendel added. "While we remain excited about the worldwide opportunities for broadband HFC products, we have concerns about current order rates and the ability of certain customers to get new financing for some of their projects. Under these circumstances, we are reducing our sales and earnings growth guidance for 2001 to the mid-teen range from the 20% previously given."

     CommScope is the world's largest manufacturer of broadband coaxial cable for Hybrid Fiber Coaxial (HFC) applications and is a leading supplier of high-performance fiber optic and twisted pair cables for LAN, wireless and other communications applications.

   Statements in this press release which are other than historical facts are intended to be "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform
  Act of 1995 and other related laws, and include, but are not limited to those statements relating to orders, sales and earnings expectations, expected demand from AT&T and others, capacity expansion, relative market position and outlook. While CommScope believes such statements are reasonable, the actual results and effects could differ materially from those currently anticipated. Factors and risks that could cause such differences include, but are not limited to telecommunications industry capital spending, changes in cost and availability of key raw materials, successful implementation of the bi-metals operation and other vertical integration activities, pricing and acceptance of CommScope's products, successful expansion and related operation of our facilities, effective implementation of our integrated information system, developments in technology, industry competition, ability of our customers to secure adequate financing, regulatory changes affecting our industries, worldwide economic conditions, and other factors. The cautionary statements contained in Exhibit 99 to CommScope's Form 10-Q for the period ended September 30,
  2000 are incorporated herein by reference. In providing forward looking statements, CommScope is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.
                    Visit CommScope at www.comscope.com

CONTACTS:
         PHIL ARMSTRONG                     BETSY LAMBERT, APR
         INVESTOR RELATIONS                 MEDIA RELATIONS
         (828) 323-4848                     (828) 323-4873
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